Exhibit 10.2

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated for reference purposes as of May 3, 2016, is entered into by and among, on the one hand, the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Consenting Lender” and, collectively, as the “Consenting Lenders”), and, on the other hand, MEDLEY LLC, a Delaware limited liability company (“Borrower”) and the undersigned Guarantors, and in light of the following:

WITNESSETH

WHEREAS, reference is made to that certain Credit Agreement, dated as of August 14, 2014 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”) by and among Borrower, the Consenting Lenders, Credit Suisse Cayman Islands Branch, as administrative agent and collateral agent (in such capacities and including any successor thereto, the “Agent”) and the other lenders party thereto from time to time (such lender, together with their respective successors and permitted assigned, are referred to hereinafter each individually as a “Lender” and, collectively, as the “Lenders”);

WHEREAS, Borrower has requested that the Consenting Lenders agree to certain amendments to the Credit Agreement; and

WHEREAS, upon the terms and conditions set forth herein, the undersigned Consenting Lenders are willing to agree to such amendments to the Credit Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.          Defined Terms. All initially capitalized terms used herein (including the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Credit Agreement.

2.	Amendments to the Credit Agreement.

(a)	Section 1.01 (Definitions). Section 1.01 of the Credit Agreement is amended as follows:

i.	The following defined terms and their accompanying definitions are amended and restated as follows:

“Affiliate” shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided, however, that, for purposes of Section 6.07, the term “Affiliate” shall also include (i) any Person that directly or indirectly owns 10% or more of any class of Equity Interests of the Person specified or that is an officer or director of the Person specified, (ii) each director (or comparable manager) of the Person specified and (c) each partnership in which the Person specified is a general partner. Notwithstanding the foregoing, as it relates to the Borrower or any other Subsidiary, the term “Affiliate” shall not include any Fund, Fund-Related Entity or SPE Investment, except with respect to Section 6.07.

“Available Amount” shall mean, on any date of determination (the “Reference Date”), the result of (without duplication):

(a)          an amount determined on a cumulative basis equal to 100% of Core Net Income for the period (taken as one accounting period) commencing on the first day of the fiscal quarter of the Borrower ending on June 30, 2014 and ending of the last day of the most recently ended fiscal quarter or fiscal year, as applicable, for which financial statements and certificates required to be delivered pursuant to Section 5.04(a) or Section 5.04(b), as the case may be, and Section 5.04(c), have been delivered to the Administrative Agent, plus

(b)          the Net Cash Proceeds from issuances of Equity Interests (other than Disqualified Stock) of the Borrower after the date hereof, to the extent such Net Cash Proceeds are actually received by the Borrower (excluding (i) any such Net Cash Proceeds applied to repay or retire indebtedness, (ii) any such Net Cash Proceeds of a Qualified Public Offering and (iii) any Net Cash Proceeds received under Section 6.06(a)(vii)(B)), less the aggregate amount of Restricted Payments as of the Reference Date made pursuant to Section 6.06(a)(iii), minus

(c)          the sum of (i) Restricted Payments as of the Reference Date made pursuant to Sections 6.06(a)(v)(B) and 6.06(a)(vi) and (ii) investments or expenditures as of the Reference Date made pursuant to (A) subclause (y) of clause (iv)(c) of the proviso to Section 6.04(f), (B) subclause (y) of clause (ii)(C) of Section 6.04(b)and (C) Section 6.04(h) (excluding investments made pursuant thereto from the Net Cash Proceeds of a Qualified Public Offering).

“Core Net Income” shall mean, for any period, (a) the net income (or loss) of the Borrower and the Subsidiaries for such period determined on a standalone basis in accordance with GAAP; provided that there shall be excluded (i) the income of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, statute, rule or governmental regulation applicable to such Subsidiary, (ii) the income or loss of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any Subsidiary of the Borrower or the date that such Person’s assets are acquired by the Borrower or any Subsidiary of the Borrower, (iii) the income of any Person (other than a Subsidiary of the Borrower) in which any other Person (other than the Borrower or a Wholly Owned Subsidiary of the Borrower) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or a Loan Party by such Person during such period; and (iv) unrealized income or losses associated with investments permitted under Section 6.04 and any other assets recorded at fair value in accordance with GAAP; plus (b) to the extent deducted in determining such net income (or loss) of the Borrower and the Subsidiaries for such period, the sum during such period of (i) reimbursable expenses associated with the launch of Funds or Fund-Related Entities to the extent reimbursable in accordance with the relevant Management Agreements or other governing documents relating to such Fund or Fund-Related Entity, (ii) the aggregate amount of one-time severance costs described in Schedule 1.01(b) hereto, and (iii) the amortization of any one-time equity compensation expense associated with grants of restricted Equity Interests; plus (c) the realized net income (or loss) of any SPE Investment for such period determined on a standalone basis in accordance with GAAP, to the extent attributable to the Borrower or a Subsidiary; minus (d) any deferred financing expenses payable during such period.

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“Fund” shall mean (i) each of the funds listed on Schedule 3.26(a)(i) hereto as of the Closing Date and (ii) each other fund, fund-of-funds or collective investment vehicle managed, administered or advised by the Borrower or any Affiliate thereof, other than a Fund-Related Entity or a Separately Managed Account. For the avoidance of doubt, the term “Fund” shall not include any SPE Investment.

“Fund-Related Entity” shall mean, with respect to any Fund, any feeder fund, employee investment vehicle, holding company or other vehicle for a portfolio investment of a Fund, or other ancillary vehicle affiliated with such Fund which, in each case, does not receive, or directly pay, any Management Fees (in each case excluding any Subsidiary). For the avoidance of doubt, the term “Fund-Related Entity” shall not include any SPE Investment.

“Subsidiary” shall mean any subsidiary of the Borrower, excluding each SPE Investment, each Fund and each Fund-Related Entity.

“Total Net Debt” shall mean, at any time, the total Indebtedness of the Borrower and the Subsidiaries at such time on a standalone basis (excluding Indebtedness of the type described in clause (j), clause (k) and clause (l) of the definition of such term, except, in the case of such clause (l), to the extent of any unreimbursed drawings thereunder, and excluding any SPE Investment Preferred Obligations that a Borrower or a Subsidiary, as a result of its interest in a SPE Investment, is required to treat as non-recourse Indebtedness in accordance with GAAP), net of Unrestricted Cash on deposit or credit to a deposit account or securities account that is subject to a control agreement pursuant to which the Collateral Agent has a perfected, first priority interest in such Unrestricted Cash. Notwithstanding the foregoing, in respect of any determination of the Net Leverage Ratio for purposes of Sections 6.04(b)(ii)(C)(y), 6.04(f)(iv)(C)(2)(y), 6.04(h)(ii) and 6.06(v) and (vi), Total Net Debt shall be calculated (without duplication of any Indebtedness outstanding under the Revolving Credit Agreement) as if all Indebtedness available under the Revolving Credit Agreement were fully drawn on such date of determination.

ii.	The following new defined terms are added in proper alphabetical order:

“SPE Investment” means a Person in which a Borrower or a Subsidiary makes an investment primarily for the purpose of seeding or otherwise investing in new asset management products, which Person was not a Loan Party immediately prior to May 3, 2016.

“SPE Investment Preferred Obligations” means the obligation of any SPE Investment with respect to any preferred Equity Interests issued by such SPE Investment. For the avoidance of doubt, all SPE Investment Preferred Obligations shall be in all respects non-recourse to the Borrower and its Subsidiaries.

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(b)	Section 2.12(a) (Voluntary Prepayments). Subsection (a) of Section 2.12 of the Credit Agreement is amended and restated as follows:

(a)          The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least three Business Days’ prior written or fax notice (or telephone notice promptly confirmed by written or fax notice) in the case of Eurodollar Loans, or written or fax notice (or telephone notice promptly confirmed by written or fax notice) at least one Business Day prior to the date of prepayment in the case of ABR Loans, to the Administrative Agent before 12:00 (noon), New York City time; provided, however, that, with respect to each prepayment made pursuant to this clause (a) that (i) is made on or prior to the second anniversary of the Closing Date and (ii) taken collectively with all prepayments made pursuant to Section 2.13(b) and Section 2.23, exceeds $33,000,000 in the aggregate, the Borrower shall pay to the Administrative Agent, for the ratable account of the applicable Lenders, a prepayment premium in an amount equal to the then present value of the required interest payments not yet made (assuming for this purpose an interest rate equal to the Adjusted LIBO Rate for a Eurodollar Borrowing with a one month Interest Period made on the date of such prepayment or assignment plus the Applicable Margin with respect thereto) on the principal amount of the Term Loan so prepaid that, but for such prepayment, would have been payable through the Term Loan Maturity Date, calculated using a discount rate equal to the Treasury Rate as of the date of such prepayment or assignment plus 50 basis points; provided, further that each partial prepayment shall be in an amount that is an integral multiple of $100,000 and not less than $500,000.

(c)	Section 2.13 (Mandatory Prepayments). Section 2.13 of the Credit Agreement is amended and restated as follows:

i.	Subsection (b) of such Section is amended and restated as follows:

(b)          In the event that the Borrower or any Subsidiary shall receive Net Cash Proceeds from the issuance or incurrence of Indebtedness for money borrowed of the Borrower or any Subsidiary (other than a Fund GP, with respect to the incurrence of Indebtedness by a Fund or a Fund Related Entity, and other than any cash proceeds from the issuance of Indebtedness for money borrowed permitted pursuant to Section 6.01, excluding clause (m) thereof), the Borrower shall, except as otherwise provided in this clause (b), substantially simultaneously with (and in any event not later than the Business Day next following) the receipt of such Net Cash Proceeds by the Borrower or such Subsidiary, apply an amount equal to 100% of such Net Cash Proceeds to make prepayments in accordance with Section 2.13(d). Upon receipt by the Borrower or any Subsidiary of any Net Cash Proceeds from the issuance or incurrence of Indebtedness permitted under Section 6.01(m), such Person shall deposit, in a segregated deposit account in which Collateral Agent maintains a perfected, first priority security interest, an amount equal to 100% of such Net Cash Proceeds until such time as the Borrower elects to apply such amount as a prepayment in accordance with Section 2.13(d) (it being agreed and understood such Net Cash Proceeds shall in any event only be used by the Borrower and its Subsidiaries as a prepayment under this clause (b)). In connection with any prepayment made pursuant to the foregoing sentence that (i) is made on or prior to the second anniversary of the Closing Date and (ii) taken collectively with all prepayments made pursuant to Section 2.12(a) and Section 2.23, exceeds $33,000,000 in the aggregate, the Borrower shall pay to the Administrative Agent, for the ratable account of the applicable Lenders, a prepayment premium in an amount equal to the then present value of the required interest payments not yet made (assuming for this purpose an interest rate equal to the Adjusted LIBO Rate for a Eurodollar Borrowing with a one month Interest Period made on the date of such prepayment or assignment plus the Applicable Margin with respect thereto) on the principal amount of the Term Loan and the Other Term Loan so prepaid that, but for such prepayment, would have been payable through the Term Loan Maturity Date, calculated using a discount rate equal to the Treasury Rate as of the date of such prepayment or assignment plus 50 basis points.

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ii.	Subsection (d) of such Section is amended by replacing the phrase “pursuant to clauses (a) and (c)” with the phrase “pursuant to clauses (a), (b) and (c)” in the first sentence of such subsection.

(d)	Section 6.01 (Indebtedness). Section 6.01 of the Credit Agreement is amended as follows:

i.	Subsection (m) of such Section is amended and restated as follows:

(m)          other unsecured Indebtedness of the Borrower or the Subsidiaries, provided that Borrower complies with Section 2.13(b);

ii.	Subsection (n) of such Section is amended by replacing the period at the end of such subsection with “;”

iii.	The following paragraphs are added as new subsections (o) and (p) of such Section:

(o)          the SPE Investment Preferred Obligations, to the extent that a Borrower or a Subsidiary is required to treat the same as non-recourse Indebtedness in accordance with GAAP; and

(p)           (i) unsecured Indebtedness arising solely with respect to the Disqualified Stock issued by SIC Advisors, LLC to the “Dealer Manager” under the Dealer Manager Agreement of SIC Advisors LLC on the terms and conditions set forth in that certain Amendment No. 3 to Limited Liability Company Agreement of SIC Advisors LLC dated January 29, 2016, without further amendment, and (ii) other unsecured Indebtedness arising solely with respect to any similar Disqualified Stock issued by other Subsidiaries to such Dealer Manager, in each case, on terms and conditions that are substantially similar to those applicable to the Disqualified Stock issued by SIC Advisors, LLC as described in clause (p)(i) above.

3.          Consent under Intercreditor Agreement. Borrower has informed Consenting Lenders and Collateral Agent that, contemporaneously with the execution and delivery of this Amendment, Borrower intends to enter into an amendment to the Revolving Credit Agreement, in the form attached as Exhibit A hereto (the “RCA Amendment”). Consenting Lenders hereby consent to the amendments contemplated under the RCA Amendment.

4.          Conditions Precedent to Effectiveness. The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of the Amendment (such date being the “Effective Date”):

(a)          This Amendment shall have been duly executed and delivered by Lenders constituting Required Lenders under the Credit Agreement and by the other parties hereto, and the same shall be in full force and effect, and the Agent shall have been provided a fully executed copy of this Amendment.

(b)          To the extent required under the Intercreditor Agreement, Agent shall have received a consent from the Revolver Collateral Agent (as defined in the Intercreditor Agreement) to the amendments contemplated under this Amendment, duly executed and delivered by the parties thereto and in form and substance reasonably satisfactory to Consenting Lenders.

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(c)          The representations and warranties herein and in the Credit Agreement and the other Loan Documents shall be true, correct and complete in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true, correct and complete in all material respects as of such earlier date).

(d)          No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against any Loan Party, the Agent or any Lender.

(e)          No Default or Event of Default shall have occurred and be continuing or shall result from the consummation of the transactions contemplated herein.

(f)          Borrower shall have paid all fees, costs, and expenses then payable pursuant to Section 9.05 of the Credit Agreement.

(g)          All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered, executed, or recorded and shall be in form and substance reasonably satisfactory to the Consenting Lenders.

5.          Representations and Warranties. Each Loan Party hereby represents and warrants to the Agent and the Lenders as follows:

(a)          This Amendment (i) has been duly authorized by all requisite corporate, partnership or limited liability company actions and, if required, actions of its equity holders, and (ii) will not (A) violate (w) any provision of law, statute, rule or regulation, or of the Organizational Documents of the Borrower or any Subsidiary or any Fund or Fund-Related Entity, (x) any order of any Governmental Authority, (y) any provision of any Management Agreement, or (z) any provision of any indenture, agreement or other instrument to which the Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound, except, in the case of clause (z), such violation as could not reasonably be expected to result in a Material Adverse Effect, (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument, except such consequences as could not reasonably be expected to result in a Material Adverse Effect, (C) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment of any obligation under any Management Agreement or any Organizational Document of a Fund or Fund-Related Entity, or (D) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any Subsidiary (other than any Liens created hereunder or under the Security Documents).

(b)          This Amendment has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms except, in each case, (i) as the enforceability may be affected by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors’ rights generally, and (ii) the limitation of certain remedies by certain equitable principles of general applicability.

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(c)          No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein has been issued and remains in force by any Governmental Authority against any Loan Party.

(d)          No Default or Event of Default has occurred and is continuing as of the date hereof or shall result from the consummation of the transactions contemplated herein.

(e)          The representations and warranties in the Credit Agreement and the other Loan Documents are true, correct and complete in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof (both before and after giving effect to the amendments contemplated herein), as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true, correct and complete in all material respects as of such earlier date).

6.          Payment of Costs and Fees. Borrower agrees to pay all out-of-pocket costs and expenses of the Agent and the Consenting Lenders in connection with the preparation, negotiation, execution and delivery of this Amendment and any documents and instruments relating hereto.

7.          Rules of Construction; Applicable Law; Waiver of Jury Trial; Jurisdiction. This Amendment shall be subject to the rules of construction, applicable law, waiver of jury trial, jurisdiction, and service of process set forth in Sections 1.02, 9.07, 9.11, and 9.15 of the Credit Agreement, and such provisions are incorporated herein by this reference, mutatis mutandis as if fully set forth herein

8.          Counterpart Execution. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of this Amendment by facsimile or other electronic method of transmission shall be equally effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by facsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

9.          Further Assurances. Borrower shall execute and deliver all agreements, documents and instruments, in form and substance satisfactory to Agent, and take all actions as Agent may reasonably request from time to time to perfect and maintain the perfection and priority of the security interests of Agent in the Collateral and to consummate fully the transactions contemplated under this Amendment and the other Loan Documents.

10.         Effect on Loan Documents; Guarantors.

(a)          The Credit Agreement, as modified hereby, and each of the other Loan Documents, shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate, except as expressly set forth herein, as a waiver of, consent to, or a modification or amendment of, any right, power, or remedy of Agent or any Lender under the Credit Agreement or any other Loan Document. Except for the amendments expressly set forth herein, the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect. The modifications set forth herein are limited to the terms specified herein, shall not apply with respect to any facts or occurrences other than those on which the same are based, shall neither excuse any future non-compliance with the Loan Documents nor operate as a waiver of any Default or Event of Default, shall not operate as a consent to any further waiver, consent or amendment or other matter under the Loan Documents, and shall not be construed as an indication that any future waiver or amendment of covenants or any other provision of the Credit Agreement will be agreed to, it being understood that the granting or denying of any waiver or amendment which may hereafter be requested by Borrower remains in the sole and absolute discretion of Agent and the Lenders.

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(b)          Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified hereby.

(c)          To the extent that any of the terms and conditions in any of the Loan Documents shall contradict or be in conflict with any of the terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified hereby.

(d)          This Amendment is a Loan Document.

(e)          Unless the context of this Amendment clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”.

(f)          Although the undersigned Guarantors have been informed of the matters set forth herein and have acknowledged and agreed to same, the undersigned Guarantors understand that neither the Agent nor any Lender has any obligation to inform such Guarantor of consents, amendments or waivers in the future or to seek the acknowledgment or agreement of such Guarantor to future consents, amendments and waivers, and nothing herein shall create such a duty.

11.         Entire Agreement. This Amendment, and the terms and provisions hereof, the Credit Agreement and the other Loan Documents constitute the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede any and all prior or contemporaneous amendments or understandings with respect to the subject matter hereof, whether express or implied, oral or written.

12.         Reaffirmation of Obligations. Each Loan Party hereby reaffirms its obligations under each Loan Document to which it is a party. Each Loan Party hereby further ratifies and reaffirms the validity and enforceability of all of the liens and security interests heretofore granted, pursuant to and in connection with any Loan Document, to Agent, as collateral security for the obligations under the Loan Documents in accordance with their respective terms, and acknowledges that all of such Liens and security interests, and all Collateral heretofore pledged as security for such obligations, continue to be and remain collateral for such obligations from and after the date hereof.

13.         Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

14.         Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

MEDLEY LLC, as Borrower

By:
Name: Richard T. Allorto, Jr.
Title: Chief Financial Officer

MEDLEY CAPITAL LLC, as Guarantor

By:
Name: Richard T. Allorto, Jr.
Title: Chief Financial Officer

MOF II MANAGEMENT LLC, as Guarantor

By:
Name: Richard T. Allorto, Jr.
Title: Chief Financial Officer

MOF III MANAGEMENT LLC, as Guarantor

By:
Name: Richard T. Allorto, Jr.
Title: Chief Financial Officer

MEDLEY SMA ADVISORS LLC, as Guarantor

By:
Name: Richard T. Allorto, Jr.
Title: Chief Financial Officer

MEDLEY GP HOLDINGS LLC, as Guarantor

By:
Name: Richard T. Allorto, Jr.
Title: Chief Financial Officer

MEDLEY GP LLC, as Guarantor

By:
Name: Richard T. Allorto, Jr.
Title: Chief Financial Officer

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[_________________________________]
as a Lender

By:
Name:
Title:

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Exhibit A

Form of RCA Amendment

AMENDMENT NUMBER TWO TO CREDIT AGREEMENT

THIS AMENDMENT NUMBER TWO TO CREDIT AGREEMENT (this “Amendment”), dated for reference purposes as of May 3, 2016, is entered into by and among, on the one hand, the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and, collectively, as the “Lenders”), CITY NATIONAL BANK, a national banking association, as the administrative agent (in such capacity, together with any successor thereto, “Administrative Agent”) and collateral agent (in such capacity, together with any successor thereto, “Collateral Agent”), and, on the other hand, MEDLEY LLC, a Delaware limited liability company (“Borrower”), and in light of the following:

WITNESSETH

WHEREAS, Borrower, Lenders and Agents are parties to that certain Credit Agreement, dated as of August 19, 2014, as amended by that certain Amendment Number One to Credit Agreement and Consent, dated as of August 12, 2015 (as so amended, and as the same may be further amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, Borrower has requested that Agents and the Lenders make certain amendments to the Credit Agreement; and

WHEREAS, upon the terms and conditions set forth herein, Agents and the Lenders are willing to provide such consents and to agree to such amendments to the Credit Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

15.         Defined Terms. Initially capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

16.	Amendments to the Credit Agreement.

(a)	Section 1.01 (Definitions). Section 1.01 of the Credit Agreement is amended as follows:

i.	The following defined terms and their accompanying definitions are amended and restated as follows:

“Affiliate” shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided, however, that, for purposes of Section 6.07, the term “Affiliate” shall also include (i) any Person that directly or indirectly owns 10% or more of any class of Equity Interests of the Person specified or that is an officer or director of the Person specified, (ii) each director (or comparable manager) of the Person specified and (c) each partnership in which the Person specified is a general partner. Notwithstanding the foregoing, as it relates to the Borrower or any other Subsidiary, the term “Affiliate” shall not include any Fund, Fund-Related Entity or SPE Investment, except with respect to Section 6.07.

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“Available Amount” shall mean, on any date of determination (the “Reference Date”), the result of (without duplication):

(a)          an amount determined on a cumulative basis equal to 100% of Core Net Income for the period (taken as one accounting period) commencing on the first day of the fiscal quarter of the Borrower ending on June 30, 2014 and ending of the last day of the most recently ended fiscal quarter or fiscal year, as applicable, for which financial statements and certificates required to be delivered pursuant to Section 5.04(a) or Section 5.04(b), as the case may be, and Section 5.04(c), have been delivered to the Administrative Agent, plus

(b)          the Net Cash Proceeds from issuances of Equity Interests (other than Disqualified Stock) of the Borrower after the date hereof, to the extent such Net Cash Proceeds are actually received by the Borrower (excluding (i) any such Net Cash Proceeds applied to repay or retire indebtedness, (ii) any such Net Cash Proceeds of a Qualified Public Offering and (iii) any Net Cash Proceeds received under Section 6.06(a)(vii)(B)), less the aggregate amount of Restricted Payments as of the Reference Date made pursuant to Section 6.06(a)(iii), minus

(c)          the sum of (i) Restricted Payments as of the Reference Date made pursuant to Sections 6.06(a)(v)(B) and 6.06(a)(vi) and (ii) investments or expenditures as of the Reference Date made pursuant to (A) subclause (y) of clause (iv)(c) of the proviso to Section 6.04(f), (B) subclause (y) of clause (ii)(C) of Section 6.04(b)and (C) Section 6.04(h) (excluding investments made pursuant thereto from the Net Cash Proceeds of a Qualified Public Offering).

“Core Net Income” shall mean, for any period, (a) the net income (or loss) of the Borrower and the Subsidiaries for such period determined on a standalone basis in accordance with GAAP; provided that there shall be excluded (i) the income of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, statute, rule or governmental regulation applicable to such Subsidiary, (ii) the income or loss of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any Subsidiary of the Borrower or the date that such Person’s assets are acquired by the Borrower or any Subsidiary of the Borrower, (iii) the income of any Person (other than a Subsidiary of the Borrower) in which any other Person (other than the Borrower or a Wholly Owned Subsidiary of the Borrower) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or a Loan Party by such Person during such period; and (iv) unrealized income or losses associated with investments permitted under Section 6.04 and any other assets recorded at fair value in accordance with GAAP; plus (b) to the extent deducted in determining such net income (or loss) of the Borrower and the Subsidiaries for such period, the sum during such period of (i) reimbursable expenses associated with the launch of Funds or Fund-Related Entities to the extent reimbursable in accordance with the relevant Management Agreements or other governing documents relating to such Fund or Fund-Related Entity, (ii) the aggregate amount of one-time severance costs described in Schedule 1.01(b) hereto, and (iii) the amortization of any one-time equity compensation expense associated with grants of restricted Equity Interests; plus (c) the realized net income (or loss) of any SPE Investment for such period determined on a standalone basis in accordance with GAAP, to the extent attributable to the Borrower or a Subsidiary; minus (d) any deferred financing expenses payable during such period.

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“Fund” shall mean (i) each of the funds listed on Schedule 3.26(a)(i) hereto as of the Closing Date and (ii) each other fund, fund-of-funds or collective investment vehicle managed, administered or advised by the Borrower or any Affiliate thereof, other than a Fund-Related Entity or a Separately Managed Account. For the avoidance of doubt, the term “Fund” shall not include any SPE Investment.

“Fund-Related Entity” shall mean, with respect to any Fund, any feeder fund, employee investment vehicle, holding company or other vehicle for a portfolio investment of a Fund, or other ancillary vehicle affiliated with such Fund which, in each case, does not receive, or directly pay, any Management Fees (in each case excluding any Subsidiary). For the avoidance of doubt, the term “Fund-Related Entity” shall not include any SPE Investment.

“Subsidiary” shall mean any subsidiary of the Borrower, excluding each SPE Investment, each Fund and each Fund-Related Entity.

“Total Net Debt” shall mean, at any time, the total Indebtedness of the Borrower and the Subsidiaries at such time on a standalone basis (excluding Indebtedness of the type described in clause (j), clause (k) and clause (l) of the definition of such term, except, in the case of such clause (l), to the extent of any unreimbursed drawings thereunder, and excluding any SPE Investment Preferred Obligations that a Borrower or a Subsidiary, as a result of its interest in a SPE Investment, is required to treat as non-recourse Indebtedness in accordance with GAAP), net of Unrestricted Cash on deposit or credit to a deposit account or securities account that is subject to a control agreement pursuant to which the Collateral Agent has a perfected, first priority interest in such Unrestricted Cash. Notwithstanding the foregoing, in respect of any determination of the Net Leverage Ratio for purposes of Sections 6.04(b)(ii)(C)(y), 6.04(f)(iv)(C)(2)(y), 6.04(h)(ii) and 6.06(v) and (vi), Total Net Debt shall be calculated (without duplication of any Loans outstanding hereunder) as if all Loans available under the Revolving Credit Facility were fully drawn on such date of determination.

ii.	The following new defined terms are added in proper alphabetical order:

“SPE Investment” means a Person in which a Borrower or a Subsidiary makes an investment primarily for the purpose of seeding or otherwise investing in new asset management products, which Person was not a Loan Party immediately prior to May 3, 2016.

“SPE Investment Preferred Obligations” means the obligation of any SPE Investment with respect to any preferred Equity Interests issued by such SPE Investment. For the avoidance of doubt, all SPE Investment Preferred Obligations shall be in all respects non-recourse to the Borrower and its Subsidiaries.

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(b)	Section 6.01 (Indebtedness). Section 6.01 of the Credit Agreement is amended as follows:

i.	Subsection (n) of such Section is amended by deleting the “and” at the end of such subsection.

ii.	Subsection (o) of such Section is amended by replacing the period at the end of such subsection with “;”

iii.	The following are added as new subsections (p), (q) and (r) of such Section:

(p)          the SPE Investment Preferred Obligations, to the extent that a Borrower or a Subsidiary is required to treat the same as non-recourse Indebtedness in accordance with GAAP;

(q)          (i) unsecured Indebtedness arising solely with respect to the Disqualified Stock issued by SIC Advisors, LLC to the “Dealer Manager” under the Dealer Manager Agreement of SIC Advisors LLC on the terms and conditions set forth in that certain Amendment No. 3 to Limited Liability Company Agreement of SIC Advisors LLC dated January 29, 2016, without further amendment, and (ii) other unsecured Indebtedness arising solely with respect to any similar Disqualified Stock issued by other Subsidiaries to such Dealer Manager, in each case, on terms and conditions that are substantially similar to those applicable to the Disqualified Stock issued by SIC Advisors, LLC as described in clause (q)(i) above; and

(r)          other unsecured Indebtedness of the Borrower or the Subsidiaries, to the extent that the proceeds of such unsecured Indebtedness is applied to prepay the Term Debt Obligations in accordance with Section 2.13(b) of the Term Loan Agreement.

17.         Consent under Intercreditor Agreement. Section 2.04(g)(iii)(B) of the Intercreditor Agreement requires that no Term Loan Document (as defined therein) may be amended for the purpose of permitting additional mandatory prepayments without the prior consent of Revolver Collateral Agent (as defined therein). Collateral Agent, in its capacity as Revolver Collateral Agent under the Intercreditor Agreement, by its execution hereof, hereby consents to the amendment of Section 2.13(b) of the Term Loan Credit Agreement, which provides that certain additional mandatory prepayments, on the terms and conditions contemplated under that certain first amendment to the Term Loan Credit Agreement (the “TL Amendment”) to be entered into by Borrower contemporaneously with this Amendment.

18.         Conditions Precedent to Effectiveness. The satisfaction (or waiver in writing by Agents) of each of the following shall constitute conditions precedent to the effectiveness of this Amendment:

(a)          Agents shall have received this Amendment, duly executed and delivered by the parties hereto, and the same shall be in full force and effect.

(b)          Agents shall have received a reaffirmation and consent substantially in the form attached hereto as Exhibit A, duly executed and delivered by each Guarantor which shall be in full force and effect.

(c)          Agents shall have received the TL Amendment, duly executed and delivered by the parties thereto and in form and substance reasonably satisfactory to Agents.

(d)          After giving effect to this Amendment, the representations and warranties herein and in the Credit Agreement and the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that are already qualified or modified by materiality in the text thereof) on and as of the date hereof as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date).

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(e)          There is no action, suit, proceeding, or arbitration (irrespective of whether purportedly on behalf of any Loan Party or any of its subsidiaries) at law or in equity, or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, pending or, to the actual knowledge of Borrower, threatened in writing against or affecting any Loan Party or any of its subsidiaries, that could reasonably be expected to have a Material Adverse Effect on any Loan Party or any of its subsidiaries, or could reasonably be expected to materially and adversely affect such Person’s ability to perform its obligations under the Loan Documents to which it is a party (including Borrower’s ability to repay any or all of the Loans when due).

(f)          After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing or shall result from the consummation of the transactions contemplated herein.

(g)          All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered, executed, or recorded and shall be in form and substance reasonably satisfactory to Agent.

19.         Representations and Warranties. Borrower hereby represents and warrants to Agent as follows:

(a)          Each Loan Party is duly organized and validly existing, in good standing under the laws of the State of its formation and is duly qualified to conduct business in all jurisdictions where its failure to do so could reasonably be expected to have a Material Adverse Effect on such Person.

(b)          Borrower has all requisite power to execute and deliver this Amendment and the other Loan Documents to which it is a party, and to borrow the sums provided for in the Credit Agreement. Each Loan Party has all governmental licenses, authorizations, consents, and approvals necessary to own and operate its Assets and to carry on its businesses as now conducted and as proposed to be conducted, other than licenses, authorizations, consents, and approvals that are not currently required or the failure to obtain which could not reasonably be expected to have a Material Adverse Effect. The execution, delivery, and performance by Borrower of this Amendment and the other Loan Documents have been duly authorized by Borrower and all necessary action in respect thereof has been taken, and the execution, delivery, and performance thereof do not require any consent or approval of any other Person that has not been obtained.

(c)          The execution, delivery, and performance by Borrower of this Amendment and the other Loan Documents to which it is or will be a party, do not and will not: (i) violate (A) any provision of any federal (including the Exchange Act), state, or local law, rule, or regulation (including Regulations T, U, and X of the Federal Reserve Board) binding on any Loan Party, (B) any order of any domestic governmental authority, court, arbitration board, or tribunal binding on any Loan Party, or (C) the Organizational Documents of any Loan Party, or (ii) contravene any provisions of, result in a breach of, constitute (with the giving of notice or the lapse of time) a default under, or result in the creation of any Lien (other than a Permitted Lien) upon any of the Assets of any Loan Party pursuant to, any contractual obligation of such Loan Party, or (iii) require termination of any contractual obligation of any Loan Party, or (iv) constitute a tortious interference with any contractual obligation of any Loan Party.

(d)          Other than such as may have previously been obtained, filed, or given, as applicable, no consent, license, permit, approval, or authorization of, exemption by, notice to, report to or registration, filing, or declaration with, any governmental authority or agency is required in connection with the execution, delivery, and performance by the Loan Parties of this Amendment or the Loan Documents.

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(e)          This Amendment and the other Loan Documents to which Borrower is a party, when executed and delivered by Borrower, will constitute, the legal, valid, and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as the enforceability hereof or thereof may be affected by: (i) bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors’ rights generally, and (ii) the limitation of certain remedies by certain equitable principles of general applicability.

(f)          No litigation, inquiry, other action or proceeding (governmental or otherwise), or injunction or other restraining order shall be pending or overtly threatened in writing that could reasonably be expected to have: (i) a material adverse effect on any Loan Party’s ability to repay the Obligations or (ii) a Material Adverse Effect on any Loan Party

(g)          No Default or Event of Default has occurred and is continuing as of the date of the effectiveness of this Amendment.

(h)          No event or development has occurred as of the date of the effectiveness of this Amendment which could reasonably be expected to result in a Material Adverse Effect with respect to any Loan Party.

(i)          The representations and warranties set forth in this Amendment, in the Credit Agreement, as amended by this Amendment and after giving effect to this Amendment, and the other Loan Documents to which Borrower is a party are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date).

(j)          This Amendment has been entered into without force or duress, of the free will of Borrower, and the decision of Borrower to enter into this Amendment is a fully informed decision and such Person is aware of all legal and other ramifications of each decision.

(k)          It has read and understands this Amendment, has consulted with and been represented by independent legal counsel of its own choosing in negotiations for and the preparation of this Amendment, has read this Amendment in full and final form, and has been advised by its counsel of its rights and obligations hereunder.

20.         APPLICABLE LAW; WAIVER OF JURY TRIAL; JURISDICTION. THIS AMENDMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING APPLICABLE LAW, WAIVER OF JURY TRIAL AND JURISDICTION SET FORTH IN SECTIONS 9.07, 9.11, and 9.15 OF THE CREDIT AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

21.         Amendments. This Amendment cannot be altered, amended, changed or modified in any respect or particular unless each such alteration, amendment, change or modification shall have been agreed to by each of the parties and reduced to writing in its entirety and signed and delivered by each party.

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22.         Counterpart Execution. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

23.         Effect on Loan Documents.

(a)          The Credit Agreement, as amended hereby, and each of the other Loan Documents shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate, except as expressly set forth herein, as a modification or waiver of any right, power, or remedy of any Agent or any Lender under the Credit Agreement or any other Loan Document. Except for the amendments to the Credit Agreement expressly set forth herein, the Credit Agreement and other Loan Documents shall remain unchanged and in full force and effect. The consents and modifications set forth herein are limited to the specifics hereof (including facts or occurrences on which the same are based), shall not apply with respect to any facts or occurrences other than those on which the same are based, shall neither excuse any future non-compliance with the Loan Documents nor operate as a waiver of any Default or Event of Default, shall not operate as a consent to any further waiver, consent or amendment or other matter under the Loan Documents, and shall not be construed as an indication that any future waiver or amendment of covenants or any other provision of the Credit Agreement will be agreed to, it being understood that the granting or denying of any waiver or amendment which may hereafter be requested by Borrower remains in the sole and absolute discretion of Agents and the Lenders. To the extent that any terms or provisions of this Amendment conflict with those of the Credit Agreement or the other Loan Documents, the terms and provisions of this Amendment shall control.

(b)          Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “herein”, “hereof”, or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

(c)          To the extent that any of the terms and conditions in any of the Loan Documents shall contradict or be in conflict with any of the terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.

(d)          This Amendment is a Loan Document.

(e)          Unless the context of this Amendment clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”.

24.         Entire Agreement. This Amendment, and the terms and provisions hereof, the Credit Agreement and the other Loan Documents constitute the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede any and all prior or contemporaneous amendments or understandings with respect to the subject matter hereof, whether express or implied, oral or written.

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25.         Integration. This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

26.         Reaffirmation of Obligations. Borrower hereby reaffirms its obligations under each Loan Document to which it is a party. Borrower hereby further ratifies and reaffirms the validity and enforceability of all of the liens and security interests heretofore granted, pursuant to and in connection with any Loan Document to Collateral Agent, on behalf and for the benefit of each Lender and Bank Product Provider, as collateral security for the obligations under the Loan Documents in accordance with their respective terms, and acknowledges that all of such liens and security interests, and all collateral heretofore pledged as security for such obligations, continues to be and remain collateral for such obligations from and after the date hereof.

27.         Ratification. Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement and the Loan Documents effective as of the date hereof and as modified and amended hereby.

28.         Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

29.         Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

MEDLEY LLC,
a Delaware limited liability company, as Borrower

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NUMBER TWO TO CREDIT AGREEMENT]

CITY NATIONAL BANK,

a national banking association, as Administrative Agent, Collateral Agent and as a Lender, and as Revolver Collateral Agent under the Intercreditor Agreement

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NUMBER TWO TO CREDIT AGREEMENT]

EXHIBIT A

REAFFIRMATION AND CONSENT

Reference is hereby made to that certain AMENDMENT NUMBER TWO TO CREDIT AGREEMENT AND CONSENT, dated as of May __, 2016 (the “Amendment”), by and among MEDLEY LLC, a Delaware limited liability company (“Borrower”), the lenders identified on the signature pages thereof (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), and CITY NATIONAL BANK, a national banking association (“CNB”), as administrative agent and collateral agent for the Lenders and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, “Agent”). All initially capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in that certain Credit Agreement dated as of August 14, 2014, as amended by Amendment Number One to Credit Agreement and Consent, dated as of August 12, 2015 (as so amended, and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and Among Borrower, the Lenders and Agents. The undersigned Guarantors each hereby (a) represents and warrants to Agent that the execution, delivery, and performance of this Reaffirmation and Consent are within its powers, have been duly authorized by all necessary action, and are not in contravention of any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or Governmental Authority, or of the terms of its Organizational Documents, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected; (b) consents to the amendment of the Credit Agreement and the consents set forth in the Amendment; (c) acknowledges and reaffirms its obligations owing to the Agents and the Lenders under any Loan Documents to which it is a party; (d) reaffirms, acknowledges and agrees that it has granted to Collateral Agent a perfected security interest in the Collateral in order to secure all of its present and future Indebtedness under the Loan Documents to which it is a party; (e) restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement and other Loan Documents to which it is a party effective as of the date of the Amendment; (f) confirms that all Indebtedness of the Guarantors evidenced by the Loan Documents to which they are a party are unconditionally owing by it to Agents and the Lenders, without offset, defense, withholding, counterclaim or deduction of any kind, nature or description whatsoever; and (g) agrees that each of the Loan Documents to which it is a party is and shall remain in full force and effect. Although each of the undersigned has been informed of the matters set forth herein and has acknowledged and agreed to same, they each understand that neither any Agent nor any Lender has any obligation to inform it of such matters in the future or to seek its acknowledgment or agreement to future amendments, and nothing herein shall create such a duty. Delivery of an executed counterpart of this Reaffirmation and Consent by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Reaffirmation and Consent. Any party delivering an executed counterpart of this Reaffirmation and Consent by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Reaffirmation and Consent but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Reaffirmation and Consent. This Reaffirmation and Consent shall be governed by the laws of the State of New York.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has each caused this Reaffirmation and Consent to be executed as of the date of the Amendment.

MEDLEY CAPITAL LLC, as Guarantor

By:
Name:
Title:

MOF II MANAGEMENT LLC, as Guarantor

By:
Name:
Title:

MOF III MANAGEMENT LLC, as Guarantor

By:
Name:
Title:

MEDLEY SMA ADVISORS LLC, as Guarantor

By:
Name:
Title:

MEDLEY GP HOLDINGS LLC, as Guarantor

By:
Name:
Title:

MEDLEY GP LLC, as Guarantor

By:
Name:
Title: